UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 30, 2026

QUAINT OAK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-52694	35-2293957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Knowles Avenue, Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 364-4059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.         Other Events.

On March 30, 2026, Quaint Oak Bank (the “Bank”), a wholly owned subsidiary of Quaint Oak Bancorp, Inc. (the “Company”), received notification from the Federal Deposit Insurance Corporation (the “FDIC”) and the Commonwealth of Pennsylvania, Department of Banking and Securities, Bureau of Bank Supervision (the “Bureau”), of the termination of the May 15, 2025 Consent Orders issued by each of the FDIC and the Bureau, primarily related to the Bank’s Bank Secrecy Act compliance program.

The termination affirms the Bank’s successful resolution of the Consent Orders within approximately ten months.  During the remediation period, the Bank implemented substantial enhancements to its compliance framework, including financial crime management and third-party risk oversight that has strengthened the Company’s control environment and will support future operational initiatives. This dedication of significant resources to meeting the requirements of the Consent Orders adversely affected the Company’s short-term financial performance.  With the remediation completed, the Company has resumed full focus on executing its strategic initiatives.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibits are included with this Report:

Exhibit Number	Description
99.1	Order Terminating Consent Order of the Federal Deposit Insurance Corporation, dated March 30, 2026
99.2	Termination Order of the Commonwealth of Pennsylvania, Department of Banking and Securities, Bureau of Bank Supervision, dated March 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAINT OAK BANCORP, INC.

Date: April 2, 2026	By:	/s/ Robert T. Strong
	Name:	Robert T. Strong
	Title:	Chief Executive Officer